UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 13, 2013, each of Rodney F. Chase, Harvey Golub, Karl F. Kurz, David McManus and Marshall D. Smith (each, a “Nominee”), Elliott’s nominees for election to the Board of Directors of Hess Corporation (the “Company”) in connection with the 2013 annual meeting of stockholders (the “2013 Annual Meeting”), entered into separate Waiver Agreements (collectively, the “Waiver Agreements”) with Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”), relating to each such Nominee’s Engagement and Indemnification Agreement with Elliott (the “Engagement Agreements”).

Pursuant to the Waiver Agreement, each Nominee and Elliott agreed that, if such Nominee is elected or appointed to the Board of Directors of the Company (the “Board’) in connection with the 2013 Annual Meeting then, effective as of such election or appointment, such Nominee irrevocably waives the right to receive, and Elliott will not pay, the Initial Participation Amount or the Enhanced Participation Amount (each as defined in the Engagement Agreement) pursuant to Section 2 of the Engagement Agreement, or any other consideration in lieu or substitution thereof.

Other than the customary indemnification rights provided by each Nominee’s Engagement Agreement, in the event any Nominee is elected or appointed to the Board in connection with the 2013 Annual Meeting, the sole compensation paid or payable by Elliott to such Nominee in connection with such Nominee’s election to the Board will be the $50,000 that was paid to such Nominee upon the submission of Elliott’s nominations to the Company.

A form of the Waiver Agreements is attached hereto as Exhibit 1 and is incorporated herein by reference.  A form of the Engagement Agreements (prior to modification by the Waiver Agreements) was included as Annex B to Elliott’s definitive proxy statement, filed on Schedule 14A on April 3, 2013, and is incorporated herein by reference.  The above description is qualified in its entirety by reference to such forms.  We urge you to read the full forms of Waiver Agreement and Engagement Agreement,  which include the detailed terms, conditions and definitions applicable to the arrangements with the Nominees described herein.

In addition, on May 13, 2013, Elliott issued the following press release:

NOMINEES WAIVE RIGHTS TO RECEIVE PAYMENTS IN COMPENSATION PLAN PUT FORTH BY ELLIOTT MANAGEMENT

Express Commitment to Working with Board and Management to Revitalize Hess

New York (May 13, 2013) — The five independent shareholder nominees for the board of Hess Corporation (NYSE: HES) today issued the following letter to all Hess shareholders in advance of Hess’s 2013 Annual Meeting of Shareholders, which will take place May 16, 2013.

For more information on how to vote FOR the election of these highly qualified independent nominees on the GREEN proxy card, visit www.reassesshess.com.

Full text of the letter follows:

“Dear Shareholder,

Over the past months we have had the opportunity to meet and speak with many of you and to hear your thoughts and concerns about Hess. Today we stand ready—each with our own viewpoints, but with a unity of purpose—to begin the task of revitalizing the Company.

Like you, each of us shares a belief in the tremendous unrealized potential of Hess. Despite a premier collection of assets, the Company has failed to convert these advantages into real returns for Shareholders. Each of us believes that these problems can be overcome under the leadership of an experienced, independent Board of Directors, and we welcome the opportunity, if elected, to work side by side with the rest of the Board and Management to ensure the accomplishment of this goal.

Recently, we were gratified to have each of the two leading proxy advisory firms, ISS and Glass Lewis, issue their recommendations that Shareholders elect our entire slate of Board nominees. This overwhelming—and, as we understand it, rare—

endorsement of an entire dissident slate from the two premier, independent proxy advisory firms echoes Shareholders’ realization of the compelling need for change at Hess.

While we have been encouraged by the enthusiastic public response to this campaign, we have also noted the ongoing distraction around our compensation arrangements with Elliott Management. As such, while each of us believes that these arrangements are appropriate and consistent with the performance of our duties as independent directors, each of us has made the decision to waive our right to receive these payments from Elliott. This binding waiver is reflected in amendments to our agreements with Elliott, a form of which will be made publicly available.

The vote on May 16th will bring an end to this campaign, but the true work will have just begun. Each of us is committed, if elected to the Board, to working with the entire Board and Management to deliver the outstanding returns of which Hess is capable. We’re eager to get started.

We hope you will give us your support, and send a strong message for real change and accountability, by casting your vote on the GREEN proxy card.

Very truly yours,

Rodney Chase

Harvey Golub

Karl Kurz

David McManus

Marshall Smith”

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on April 3, 2013.  Stockholders are advised to read the definitive proxy statement, and other materials filed with the SEC, because they contain important information concerning Elliott’s solicitation of proxies for the 2013 Hess Annual Meeting of Stockholders, including information concerning the participants in that solicitation.  These materials are available for no charge at the SEC’s website at www.sec.gov or by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

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Media Contact:	Investor Contact:

Elliot Sloane	Bruce H. Goldfarb/ Pat McHugh/Geoff Sorbello
Sloane & Company	Okapi Partners LLC
(212) 446-1860	(212) 297-0720
(646) 623-4819 (cell)	info@okapipartners.com

John Hartz

Sloane & Company

(212) 446-1872

(718) 926-3503 (cell)